UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)
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☐	Soliciting Material Pursuant to § 240.14a-12

UNIVERSAL CORPORATION

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Universal Corporation
P.O. Box 25099 Richmond, Virginia 23260

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, AUGUST 3, 2017

The following information supplements and amends the definitive proxy statement (the “Proxy Statement”) of Universal Corporation (the “Company”) filed with the Securities and Exchange Commission on June 26, 2017 in connection with the solicitation of proxies by the Board of Directors for the 2017 Annual Meeting of Shareholders and any adjournment or postponement thereof (the “Annual Meeting”). Capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) and not otherwise defined have the meaning given to them in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Only shareholders of record as of the close of business on June 9, 2017, shall be entitled to vote at the Annual Meeting.

Supplemental Disclosure Concerning Proposal Five to Approve the 2017 Stock Incentive Plan

In connection with the proposal to approve the Universal Corporation 2017 Stock Incentive Plan, the information set forth under the caption “Material Terms of the 2017 Plan” on page 70 of the Proxy Statement is supplemented by the addition of the paragraphs below.

Any officer, director or employee of the Company or of any current or future subsidiary who, in the judgment of the Compensation and Governance Committee, has contributed significantly or can be expected to contribute significantly to the performance of the Company or a subsidiary may receive an award under the 2017 Plan. The Company and its subsidiaries currently have approximately 24,000 employees (including approximately 200 employees who are officers), and the Company currently has seven non-employee directors. In fiscal 2017 the Company made awards to 31 participants, which included eight executive officers, 16 other high-ranking officers and our seven non-employee directors. The Compensation and Governance Committee has the power and complete discretion, as provided in the 2017 Plan, to select eligible officers, directors and employees to receive awards under the 2017 Plan and to determine for each officer, director or employee the nature of the award and the terms and conditions of each award.

The basis for participation in the 2017 Plan is that the Compensation and Governance Committee has determined, in its sole discretion, that such participation will further the 2017 Plan’s purposes. In exercising its discretion, the Compensation and Governance Committee will consider the recommendations of management and the purposes of the 2017 Plan (which include the recruitment and retention of officers, directors and employees with ability and initiative by enabling such persons who contribute significantly to the Company to participate in its future success and to align their interests with those of the Company and its shareholders). For a description of the basis of participation during fiscal 2017, see the section entitled “Compensation Discussion and Analysis ̶ Long Term Equity Participation” beginning on page 31 of the Proxy Statement and the last paragraph under the heading and “Director Compensation” on page 60 of the Proxy Statement.

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This Supplement is being filed with the Securities and Exchange Commission on, and first released to shareholders on or about, July 20, 2017. No other changes have been made to the Proxy Statement or to the matters to be considered at the Annual Meeting.